Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134607) of L-3 Communications Holdings, Inc. of our report dated March 28, 2008 relating to the financial statements of L-3 Communications Corporation Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP New York, New York March 28, 2008